UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




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                                    FORM 10-K
                                  ANNUAL REPORT


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                         SUBSIDIARIES OF THE REGISTRANT


                          CNB Florida Bancshares, Inc.

                                   EXHIBIT 21

Subsidiaries of CNB Florida Bancshares, Inc.:

                                    State of
        Subsidiary                Organization                   Business Name

1. CNB National Bank                   *                       CNB National Bank





     * CNB National Bank is organized as a National Bank.